    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1999

                                                       REGISTRATION NO. 333-____
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NEXMED, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

                                   87-0449967
                     (I.R.S. Employer Identification Number)

                             350 CORPORATE BOULEVARD
                         ROBBINSVILLE, NEW JERSEY 08691
                                 (609) 208-9688
          (Address and Telephone Number of Principal Executive Offices)

                  NON-QUALIFIED PERFORMANCE INCENTIVE PROGRAM,
                THE NEXMED, INC. NON-QUALIFIED STOCK OPTION PLAN,
     THE NEXMED, INC. STOCK OPTION AND LONG-TERM INCENTIVE COMPENSATION PLAN
                                       AND
         THE NEXMED, INC. RECOGNITION AND RETENTION STOCK INCENTIVE PLAN
                               Full Title of Plans

                                  VIVIAN H. LIU
                             350 CORPORATE BOULEVARD
                         ROBBINSVILLE, NEW JERSEY 08691
                                 (609) 208-1623
                           (609) 208-1868 (FACSIMILE)
           (Name, Address, and Telephone Number of Agent For Service)

                                   COPIES TO:

                              SELIG D. SACKS, ESQ.
                        PRYOR CASHMAN SHERMAN & FLYNN LLP
                                 410 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 421-4100
                           (212) 326-0806 (FACSIMILE)

                         CALCULATION OF REGISTRATION FEE

--------------------- ------------------- ----------------------- ------------------------ -------------------------
--------------------- ------------------- ----------------------- ------------------------ -------------------------
Title of              Amount              Proposed Maximum        Proposed Maximum         Amount of
Securities to         to be               Offering Price Per      Aggregate                Registration
be Registered         Registered *        Share **                Offering Price           Fee

--------------------- ------------------- ----------------------- ------------------------ -------------------------

Common Stock          4,580,000 shares    $ 4.14                  $ 18,961,200             $5,005.76
($0.001 par
 value)
--------------------- ------------------- ----------------------- ------------------------ -------------------------
--------------------- ------------------- ----------------------- ------------------------ -------------------------

*  All the securities registered hereby are issuable under the Plans.

** Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the basis of the average of the high and low prices reported in the consolidated reporting system as of December 21, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents are hereby incorporated by reference in this registration statement:

          (1) Our Annual Report on Form 10-KSB (File No. 0-22245) for the fiscal year ended December 31, 1998;

          (2) Our Quarterly Report on Form 10-QSB (File No. 0-22245) for the fiscal quarter ended March 31, 1999;

          (3) Our Quarterly Report on Form 10-QSB (File No. 0-22245) for the fiscal quarter ended June 30, 1999;

          (4) Our Quarterly Report on Form 10-QSB (File No. 0-22245) for the fiscal quarter ended September 30, 1999;

          (5) Our Current Report on Form 8-K (File No. 0-22245), dated June 2, 1999;

          (6) Our Current Report on Form 8-K (File No. 0-22245), dated October 8, 1999; and

          (7) The description of our common stock and our articles of incorporation and bylaws, both contained in our Registration Statement on 10-SB (File No. 0-22245), dated March 14, 1999, including any amendment or report filed for the purpose of updating such information.

           All documents that we subsequently file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated by reference in this registration statement and to be part thereof from the date of filing such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation and our By-laws as against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted from time to time by the laws of the State of Nevada. Our By-laws contain provisions that implement the indemnification provisions of our Amended and Restated Articles of Incorporation.

              Pursuant to Article X of our Amended and Restated Articles of Incorporation and to the extent permitted by the Nevada General Corporation Law, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. Pursuant to Article XI of our Amended and Restated Articles of Incorporation, we shall indemnify any and all persons and their respective heirs, administrators, successors, and assignees, who may serve at any time as directors or officers or who at the request of our Board of Directors may serve or, at any time, have served as directors or officers of another corporation in which we at such time owned or may own shares of stock or which we were or may be a creditor, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and reasonably incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of us, or such other corporation. However, no director or officer shall be indemnified and held harmless for matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his or her own negligence or misconduct in the performance of his or her duty.

              Pursuant to Section 8.1 of our By-laws, no officer or director shall be personally liable for any obligations arising out of any his or her acts or conduct performed for or on our behalf. We shall indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by any reason of his or her having been a director of officer or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits as provided for under the provisions of the Nevada General Corporation Law; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. We, our directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

              Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity which such person is or was serving in such capacity at the request of the corporation made a party to any threatened, pending or completed action, suit or proceeding, except by action by or in the right of the corporation, against expenses, including legal expenses, arising by reason of service in such capacity if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of corporation, indemnification may be made if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

              Section 78.751 of the Nevada General Corporation Law permits any discretionary indemnification under Section 78.502 of the Nevada General Corporation Law, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada General Corporation Law, authorized by determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made
(1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable

ITEM 8.       EXHIBITS.

EXHIBIT
NO.          DESCRIPTION

4.1 Form of common stock certificate (filed as Exhibit 3.1 to our Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.2 Form of Agreement dated November 15, 1995 between NexMed, Inc. and each of Y. Joseph Mo, Ph.D., Vivian Liu, Ph.D. and Gilbert S. Banker, Ph.D, which are collectively commonly referred to by NexMed, Inc. as the Non-Qualified Performance Incentive Program.

4.3          The NexMed, Inc. Non-Qualified Stock Option Plan (filed as Exhibit
             6.6 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.4 The NexMed, Inc. Stock Option and Long-Term Incentive Compensation Plan (filed as Exhibit 6.4 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.5 The NexMed, Inc. Recognition and Retention Stock Option Plan (filed as Exhibit 6.5 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

23.1         Consent of Pryor Cashman Sherman & Flynn LLP (included as part of
             Exhibit 5.1).

23.2         Consent of PricewaterhouseCoopers LLP.

ITEM 9.            UNDERTAKINGS.

         We, the undersigned Registrant, hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         We hereby further undertake that:

          (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement at the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 22nd day of December, 1999.

                                     NEXMED, INC.

                                     By: /S/ Y. Joseph Mo
                                         ---------------------------------------
                                             Y. Joseph Mo
                                             Chairman of the Board of Directors,
                                             President and C.E.O.

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Y. Joseph Mo or Vivian H. Liu or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                        TITLE                        DATE
---------                        -----                        ----

/s/ Y. JOSEPH MO                 Chairman of the Board of     December 22, 1999
---------------------------      Directors, President and
Y. JOSEPH MO                     C.E.O.

/s/ VIVIAN H. LIU                Vice President, Chief        December 22, 1999
---------------------------      Financial Officer and
VIVIAN H. LIU                    Secretary

/s/ GILBERT S. BANKER            Director                     December 22, 1999
---------------------------
GILBERT S. BANKER

SIGNATURE                        TITLE                        DATE
---------                        -----                        ----

/s/ ROBERT W. GRACY              Director                     December 22, 1999
---------------------------
Robert W. Gracy

/s/ YU-CHUNG WEI                 Director                     December 22, 1999
---------------------------
Yu-Chung Wei

/s/ JAMES L. YEAGER              Director and Vice President  December 22, 1999
---------------------------
James L. Yeager

                                  EXHIBIT INDEX

                                                                           Sequentially
Exhibit                                                                    Numbered
NO.         DESCRIPTION                                                    PAGE
--          -----------                                                    ----
4.1         Form of common stock certificate (filed as Exhibit 3.1 to our
            Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.2         Form of Agreement dated November 15, 1995 between NexMed, Inc.
            and each of Y. Joseph Mo, Ph.D., Vivian Liu, Ph.D. and Gilbert
            S. Banker, Ph.D, which are collectively commonly referred to by NexMed, Inc. as the Non-Qualified Performance Incentive
            Program.

4.3         The NexMed, Inc. Non-Qualified Stock Option Plan (filed as
            Exhibit 6.6 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.4         The NexMed, Inc. Stock Option and Long-Term Incentive
            Compensation Plan (filed as Exhibit 6.4 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

4.5         The NexMed, Inc. Recognition and Retention Stock Option Plan
            (filed as Exhibit 6.5 to our Form 10-SB/A filed with the Securities and Exchange Commission on June 5, 1997, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included as part of Exhibit 5.1).

23.2        Consent of PricewaterhouseCoopers LLP.